EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.

                            CONTENTS

                                                       PAGE

FINANCIAL STATEMENTS
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS               1

STATEMENTS OF FINANCIAL CONDITION                      2

STATEMENTS OF INCOME                                   3

STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY           4

STATEMENTS OF CHANGES IN LIABILITIES

SUBORDINATED TO CLAIMS OF GENERAL CREDITORS            5

STATEMENTS OF CASH FLOWS                               6

NOTES TO FINANCIAL STATEMENTS                          7

ADDITIONAL INFORMATION

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
ON ADDITIONAL INFORMATION                              13

COMPUTATIONS OF NET CAPITAL AND NET CAPITAL
REQUIREMENTS UNDER RULE 15c3-1 OF THE
SECURITIES AND EXCHANGE COMMISSION                     14

COMPUTATION FOR DETERMINATION OF RESERVE
REQUIREMENTS UNDER RULE 15c3-3 OF THE
SECURITIES AND EXCHANGE COMMISSION                     15

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
ON INTERNAL ACCOUNTING CONTROL REQUIRED
BY SEC RULE 17a-5                                      16


February 6, 1998



BOARD OF DIRECTORS
Executive Wealth Management Services, Inc.
Sarasota, Florida


            REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have audited the accompanying statements of financial condition of Executive Wealth Management Services, Inc., as of December 31, 1997 and 1996, and the related statements of income,
changes   in   stockholders  equity,  changes   in   liabilities
subordinated to claims of general creditors, and cash flows for the years then ended that you are filing pursuant to rule 17a-5 under the Securities Exchange Act of 1934. These financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Executive Wealth Management Services, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                  Certified Public Accountants





















           EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.
                STATEMENTS OF FINANCIAL CONDITION

                                                     December 31,
                                               1997         1996
                                          -----------  ----------
-
ASSETS

Cash                                      $   127,771  $     -
Receivables
 Broker/dealers                                45,406      40,306
 Correspondent brokers                         68,766     122,201
 Customers                                     13,105      13,000
 Affiliates and employees                      18,363       3,650
 Other                                         14,847
Furniture, fixtures and equipment
net cost, net of accumulated depreciation      27,343      37,192
Deposits with clearing organizations           45,157      43,742
Other deposits                                  1,934       1,934
Syndication costs                              15,000        -
                                          -----------  ----------
                                          $   377,692  $  262,025
                                          ===========  ==========

LIABILITIES AND STOCKHOLDERS EQUITY

LIABILITIES:
Accounts payable                          $  107,465   $   36,483
Commissions payable                          101,291      143,566
                                          -----------  ----------
                                             208,756      180,049
STOCKHOLDERS EQUITY
Common stock-authorized 5,000,000 shares;
par value $.002 in 1997 and $.002 in 1996;
issued and outstanding, 2,615,485 shares
and 2,491,490 shares in 1997 and 1996,
respectively                                   5,231        4,983
Preferred stock-authorized 750,000 shares
of $.01 par value; no shares issued
Stock warrants                                 4,410        4,410
Additional paid-in capital                 1,105,639      913,688
Accumulated deficit                         (946,344)    (841,105)
                                          ------------  ----------
TOTAL STOCKHOLDERS EQUITY                   168,936       81,976
                                          ------------  ----------
                                          $  377,692     $262,025
                                          ============  ==========

 The accompanying notes are an integral part of these financial statements.

           EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.
                      STATEMENTS OF INCOME

                                              Year Ended December 31,
                                                1997      1996
                                          ------------ -----------
REVENUE
Commissions                               $ 3,723,815  $ 2,909,749
Underwriting fees                             304,002       32,500
Other                                         144,899       57,795
                                          ------------ -----------
                                            4,172,716    3,000,044
EXPENSES
Employer compensation and benefits            406,052      345,561
Commissions                                 3,131,258    2,275,456
Clearing charges and regulatory fees          346,223      262,542
and equipment rental                          130,494      125,968
Depreciation                                   10,811       11,844
Other operating expenses                      280,670      214,687
                                          ------------ -----------
                                            4,305,508    3,236,058
                                          ------------ -----------
OPERATING LOSS                               (132,792)    (236,014)
OTHER INCOME
Rent                                           27,553       23,969
                                          ------------ -----------
LOSS BEFORE INCOME TAXES                     (105,239)    (212,045)
INCOME TAXES
NET LOSS                                  $  (105,239) $  (212,045)
                                          ============ ============
NET LOSS PER SHARE - basic                $     (.041) $     (.088)
                                          ============ ============
NET LOSS PER SHARE-assuming dilution      $     (.038) $     (.079)
                                          ============ ============

 The accompanying notes are an integral part of these financial statements.



           EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.
          STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY
                                            Additional
               Common    Preferred           Paid-in      Accumulated        Stock
               Stock       Stock             Capital        Deficit        Warrants        Total
               -------   ---------         ----------    ------------      --------     -----------
BALANCE,
January 1,
1996           $ 4,629  $                  $  706,853    $  (629,060)      $ 4,410       $  86,832

Issuance of
common stock       354                        222,638                                      222,992

Syndication costs                            ( 15,803)                                     (15,803)

Net loss                                                    (212,045)                     (212,045)
               -------   --------          -----------   -------------     ---------     ----------
BALANCE,
December 31,
1996             4,983                        913,688       (841,105)        4,410          81,976

Issuance of
common stock       248                        213,752                                      214,000

Syndication costs                             (21,801)                                     (21,801)

Net loss                                                     (105,239)                    (105,239)
               -------   -------           -----------   --------------     --------     ----------
BALANCE,
December 31,
1997           $ 5,231  $                  $1,105,639    $   (946,344)      $ 4,410      $ 168,936
               =======  ========           ===========   =============      ========     ==========

 The accompanying notes are an integral part of these financial statements.

           EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.

               STATEMENT OF CHANGES IN LIABILITIES
           SUBORDINATED TO CLAIMS OF GENERAL CREDITORS
         FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

The  Company has no subordinated claims as of December  31,  1997 and 1996.

 The accompanying notes are an integral part of these financial statements.

           EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.

                    STATEMENTS OF CASH FLOWS

                                        Year Ended December 31,
                                            1997           1996
                                        -----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                              $ (105,239)    $(212,045)

  Adjustments to reconcile net loss to
  net cash used in operating activities:
    Depreciation                            10,811        11,844
    (Increase) decrease in operating assets:
    Receivables:
      Broker dealers                        (5,100)         (963)
      Correspondent brokers                 53,435        20,772
      Affiliates and employees             (14,713)       (3,650)
      Customers                               (105)      (13,000)
      Other                                (14,847)
    Deposits                                (1,415)       (1,318)
  Syndication costs                        (15,000)
  (Decrease) increase in operating liabilities:
    Accounts payable                        70,982       (21,570)
    Commissions payable                    (42,275)         (977)
                                        -----------    ----------
                                            41,773        (8,862)
                                        -----------    ----------
NET CASH USED IN OPERATING ACTIVITIES      (63,466)     (220,907)
                                        -----------    ----------
CASH FLOWS USED BY INVESTING ACTIVITIES
Purchase of furniture, fixtures
  and equipment                               (962)       (6,685)
                                        -----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock         214,000       222,992
Syndication costs                          (21,801)      (15,803)
                                        -----------    ----------
NET CASH PROVIDED BY
   FINANCING ACTIVITIES                    192,199       207,189
                                        -----------    ----------











           EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.

                    STATEMENTS OF CASH FLOWS
                           (Continued)




NET INCREASE (DECREASE) IN CASH            127,771       (20,403)
                                        -----------    ----------
CASH, at beginning of year                                20,403
                                        -----------    ----------
CASH,   at  end  of  year               $  127,771     $
                                        ===========    ==========
Supplemental Disclosures:
  Interest Paid                         $     -        $    -
                                        ===========    ==========

 The accompanying notes are an integral part of these financial statements.



           EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.

                  NOTES TO FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1997 AND 1996

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Executive Wealth Management Services, Inc. (the /Company/) is a securities broker/dealer that transacts business through correspondent brokers and does not handle any customer securities or funds. Customer security transactions and related commission revenue and expenses are recorded on the trade date. The Company also acts as a broker/dealer in selling both public and private securities offerings on a best efforts basis. The Company receives commissions and underwriting fees for its services.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Receivables from Correspondent Brokers and Broker/Dealers

The  receivables  from correspondent brokers  and  broker/dealers represent commissions earned which had not been received at year-
end.   Management  has determined that these  amounts  are  fully collectible.

Furniture, Fixtures and Equipment

Furniture,   fixtures  and  equipment  are  recorded   at   cost.
Depreciation is provided in amounts sufficient to relate the cost of assets to operations over their estimated useful lives using the straight-line method.

Investments

The Company was issued 55,263 shares of common stock of Flight Sciences, Inc. This stock was issued to the Company in relation to a private offering of Flight Sciences promissory notes. These shares represent 5% of Flight Sciences, Inc. outstanding common stock. The Company has assigned no value to the stock due to the fact there is no ready market and its value is not determinable.

During 1997, the Company acted as managing placement agent on a best efforts basis for the Outlet Mall Network, Inc. private placement offering of 2.5 million units. The Company earned commissions and placement fees of $111,287 for the year ended December 31, 1997. Additionally, for serving as best efforts managing placement agent, Executive received warrants to purchase shares of OMNI Class /B/ Common Stock. The warrants have an exercise price of $2.00 and expire June 10, 2007. The Company has assigned no value to the warrants due to the fact that there is no liquid quotable market and therefore, their value is not determinable.

           EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings per Share

In 1997, the Financial Accounting Standards Board issued Statement No. 128, /Earnings per Share/. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excluded any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been prepared, and where appropriate, restated to conform to the Statement 128 requirements.

Statements of Cash Flows

For purposes of reporting cash flows, the Company considers cash and cash equivalents as those amounts which are not subject to restrictions or penalties and have an original maturity of three months or less.

Reclassifications

Certain  reclassifications have been made to the  1996  financial
statements   to   conform  with  the  1997  financial   statement
presentation. Such reclassifications had no effect on net income as previously reported.

NOTE B - DEPOSITS WITH CLEARING ORGANIZATIONS

Deposits with clearing organizations represent investments in money market funds and mutual funds. The investments are required by the Company clearing brokers and are in accordance with the correspondent broker agreements between the parties. Deposits are reflected at their fair market value.

NOTE C - FURNITURE, FIXTURES AND EQUIPMENT

A summary of furniture, fixtures and equipment follows at December 31:


                                           1997           1996
                                        ---------      --------
Furniture and fixtures                  $ 37,951       $ 37,951
Equipment                                 34,202         33,240
Leasehold improvements                     6,622          6,622
                                        --------       --------
                                          78,775         77,813
Less accumulated depreciation            (51,432)       (40,621)
                                        --------       --------
                                        $ 27,343       $ 37,192
                                        ========       ========

NOTE D - OPERATING LEASE

The  Company leases office space under operating lease agreements
which  expire in 1996 through 1998.   Rent expense for the  years
ended  December  31,  1997 and 1996 was  $112,403  and  $103,452,
respectively.

The future minimum rental commitment for the noncancellable lease agreements as of December 31, 1997 is as follows:

Year                                    Amount
1998                                  $ 103,452
1999                                     36,000
2000                                     36,000
2001                                     36,000
2002                                     18,000
                                      ---------
                                      $ 229,452
                                      =========

NOTE E - NET CAPITAL REQUIREMENT

Pursuant to the net capital provisions of Rule 15c3-1 of the Securities and Exchange Act of 1934, the Company is required to maintain a minimum net capital of $5,000. In December, 1991, the National Association of Securities Dealers, Inc. approved the Company as a fully disclosed broker/dealer. The Company has a restrictive agreement to maintain the greater of a net capital of 130% of the minimum requirement or 6 2/3% of aggregate indebtedness  for  each  of the two years  in  the  period  ended
December 31, 1997.

The Company had a net capital of $101,615 or 730% and $22,618 or 188% of the minimum requirement at December 31, 1997 and 1996, respectively. The net capital rules may effectively restrict the payment of dividends to the Companys stockholders. The Company operates pursuant to the (K)(2)(ii) exemptive provisions of the Securities and Exchange Commissions Rule 15c3-3 and does not hold customer funds or securities.

Rule   15c3-1   also  requires  that  the  ratio   of   aggregate
indebtedness to net capital, both as defined, shall not exceed 15
to  1.   The  Companys ratio was 2.05 to 1  and  7.85  to  1  at
December 31, 1997 and 1996, respectively.

NOTE F - INCOME TAXES

At December 31, 1997, the Company has a net operating loss carryforward of approximately $769,000 that will be available to offset future taxable income through 2012. Based on historical operations, management has elected to record a valuation allowance equal to the deferred tax asset of $285,000, calculated using an effective income tax rate of 37% for the Company. The Company has no significant differences between book and taxable income.

NOTE G - NET LOSS PER SHARE

The following sets forth the computation of basic and diluted earnings per share.



Numerator                                 1997              1996
                                        ------------   ------------
Net   Loss                              $  (105,239)   $(  212,045)
                                        ============   ============
Denominator

Denominator for basic earnings
per share-weighted average shares         2,560,117      2,413,300

Effect of dilutive securities:
Stock warrants                              182,663        257,250
                                        ------------    ----------

Denominator for dilutive earnings
per share - adjusted weighted average
shares and assumed conversion             2,742,780      2,670,550
Basic   Net  Loss  Per  Share            $    (.041)    $    (.088)
                                         ===========    ===========
Diluted Net Loss Per Share               $    (.038)    $    (.079)
                                         ===========    ===========

NOTE H - STOCK-BASED COMPENSATION

The Company adopted SFAS No. 123 /Accounting for Stock-Based Compensation,/ effective January 1, 1997. This statement encourages companies to adopt a fair value based method of accounting for compensation costs of employee stock compensation plans. As permitted by SFAS No. 123, the Company will continue to apply its current accounting policy using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25 with respect to measuring stock-based compensation. The adoption of SFAS No. 123, therefore, had no
effect  on  the  Companys  financial  position  or  results   of
operations for 1997. Proforma footnote disclosures of net earnings and earnings per share, as if the fair value based method of accounting had been applied, have not been presented as awards have not been granted during the year.

NOTE I - RELATED PARTY TRANSACTIONS

The  majority  stockholder is the controlling  stockholder  of  a corporation organized in 1995 to develop and implement a franchise business pursuant to which the franchisee will purchase residential single family houses for resale. The Company realized placement and management fees of $32,500 during 1996, relating to the offering of notes for this corporation.

The majority stockholder is the sole stockholder of a corporation formed and capitalized primarily to originate, underwrite, acquire, hold and deal in a portfolio of primarily first lien residential mortgage loans. The Company realized commission and fees of approximately $110,000 and $80,000, respectively, relating to the offering of notes for this corporation.

During the years ended December 31, 1997 and 1996, companies affiliated with the Companys majority stockholder shared office space with the Company and paid rent of $27,500 and $24,000, respectively, for the use of the space.

During the year ended December 31, 1997 and 1996, the Company paid rent of $36,000 and $36,000, respectively, to the Companys majority stockholder for the use of office space. The lease with this stockholder expires June, 2002.

Effective  June  1,  1997,  the  Corporation  entered   into   an
Independent Contractor Agreement with a member of the Board of Directors to act as a Director of Medical Affinity Programs.

In  September 1997, the Corporation purchased accounts receivable from an affiliated corporation.  There was no gain or loss on the
transaction.   The  receivable is believed by  management  to  be
fully collectible.

In the ordinary course of business the Company makes and receives loans with affiliated entities and stockholders. These loans are short term and are non-interest bearing. Loans made and repaid in 1997 totaled approximately $230,000.

See Note K for additional related party transactions.

NOTE  J - FAIR VALUE OF FINANCIAL INSTRUMENTS IN ACCORDANCE  WITH
THE REQUIREMENTS OF SFAS NO. 107

The  Corporations financial instruments consist of  all  of  its
assets   and  liabilities.   The  Corporations  management   has
determined   that  the  fair  value  of  all  of  its   financial
instruments is equivalent to the carrying cost.

NOTE K - COMMON STOCK TRANSACTIONS

During 1995, the Company and its majority stockholder sold 44,100 shares of the Companys common stock. The price of the stock was $5.90 per share and each purchaser of a share received a warrant which gave the purchaser the right to purchase one share of the Companys stock from the Company for $7.00 per share. The price of the warrants were $.10 each and expire on December 1, 1999. The proceeds of the warrants were retained by the Company. After the 1996 stock split there are now 220,500 warrants outstanding with an exercise price of $1.40.

In November, 1995, the Company approved a plan to grant options to certain employees to purchase the Companys common stock. The plan provides for the granting of options to purchase a maximum of 500,000 shares of the Companys stock at a price to be determined at the time of grant. The price, however, shall not be greater than $.60 per share. The plan requires a participant to be employed by the Company for a number of years before exercise. Granted options expire 10 years from the grant date. At December 31, 1995, all of the options had been granted. Under the plan the Company has complete discretion in approving exercise of the options, which encompasses the option price as well as whether any options will be allowed to be exercised.

On December 15, 1995, the Company and the majority stockholder initiated a private placement of 80,000 shares of the Companys common stock at a price of $6.00 per share. The shares contained in the offering are to be drawn equally from the authorized but unissued shares of the Company and the majority stockholder. Accordingly, gross proceeds from the sale of the stock will be shared equally by the Company and the majority stockholder. The proceeds from this private placement were utilized for additional expansion and working capital by the Company. During 1996, the Company sold 38,164 shares, of which 10,898 were sold to the majority stockholder. All sales were at $6.00 per share.

In May 1996, the Board approved a five to one stock split of its common stock which reduced its par value to $.002. In September
1996 the split became effective.

In January 1997, the Company authorized the issuance of a maximum of 100,000 shares of its common stock at a price of $1.20 per share. 42,500 shares were sold to the controlling stockholder. The proceeds from these shares were utilized for working capital.

In June 1997, the Company initiated a private placement of 250,000 shares of common stock at a price of $2.00 per share. During 1997, the Company sold 81,500 shares. All sales were at $2.00 per share. The proceeds from these shares were utilized for expansion and working capital by the Company.



February 6, 1998




BOARD OF DIRECTORS
Executive Wealth Management Services, Inc.
Sarasota, Florida


            REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ON ADDITIONAL INFORMATION


We have audited the accompanying financial statements of Executive Wealth Management Services, Inc. as of December 31, 1997 and 1996. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary schedules of Computations of Net Capital and Net Capital Requirements Under Rule 15c3-1 of the Securities and Exchange Commission and Computation for Determination of Reserve Requirements under Rule 15c3-3 of the Securities and Exchange Commission are presented for the purposes of additional analysis and are not a required part of the basic financial statements. The accompanying schedules are required by Rule 17a-5 of the Securities and Exchange Commission. Such information has been subjected to the testing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The   Company  is  exempt  from  the  determination  of   reserve
requirements in compliance with provisions under SEC Rule 15c3-3.
We found no material differences in the computation of net capital under SEC Rule 15c3-1.


Certified Public Accountants


           EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.

    COMPUTATIONS OF NET CAPITAL AND NET CAPITAL REQUIREMENTS
   UNDER RULE 15c3-1 OF THE SECURITIES AND EXCHANGE COMMISSION


                                           Year Ended December 31,
                                             1997           1996
                                        ----------     ----------
NET CAPITAL
Stockholders equity                    $  168,936     $  81,976
Deductions - non-allowable assets
Furniture, fixtures and equipment          (27,343)      (37,192)
Deposits                                    (1,934)       (1,934)
Petty cash                                    (100)         (100)
Accounts receivable                        (19,751)      (19,257)
Syndication costs                          (15,000)
Mutual funds                                (2,290)
                                        -----------    ----------
Net capital before haircuts
on securities                              102,518        23,493
Haircuts on securities                        (903)         (875)
                                        -----------    ----------
NET CAPITAL                             $  101,615     $  22,618
                                        ===========    ==========

                                        AGGREGATE INDEBTEDNESS
Items included in balance sheet
Accounts payable                        $ 107,465      $  34,050
Commissions payable                       101,291        143,566
Total Aggregate Indebtedness            $ 208,756      $ 177,616

Ratio: Aggregate Indebtedness
to Net Capital                         2.05 to  1      7.85 to 1

CAPITAL REQUIREMENTS

MINIMUM NET CAPITAL REQUIREMENT PER
SEC RULE 15c3-1                         $   5,000      $   5,000

NET CAPITAL REQUIREMENT PER NATIONAL
ASSOCIATION OF SECURITIES DEALERS (130%
OF MINIMUM NET CAPITAL REQUIREMENT
OR 6 2/3% AGGREGATE INDEBTEDNESS)       $  13,924      $  11,842

           EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.

      COMPUTATION FOR DETERMINATION OF RESERVE REQUIREMENTS
   UNDER RULE 15c3-3 OF THE SECURITIES AND EXCHANGE COMMISSION
                   DECEMBER 31, 1997 AND 1996



     The Company is exempt from the determination of reserve requirements under provisions of SEC Rule 15c3-3 exemption
                           (K)(2)(ii).




February 6, 1998




BOARD OF DIRECTORS
Executive Wealth Management Services, Inc.
Sarasota, Florida

            REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                           ON INTERNAL
          ACCOUNTING CONTROL REQUIRED BY SEC RULE 17a-5

In planning and performing our audit of the financial statements of Executive Wealth Management Services, Inc. for the years ended December 31, 1997 and 1996, we considered its internal control structure in order to determine our auditing procedures for the purposes of expressing our opinion on the financial statements and not to provide assurance on the internal control structure.

We also made a study of the practices and procedures followed by the Company, in making the periodic computations of aggregate indebtedness and net capital under Rule 17a-3(a)(11) and the procedures for determining compliance with the exemption provisions of Rule 15c3-3. We did not review the practices and procedures followed by the Company in making the quarterly securities examinations, counts, verifications and the recordation of differences required by Rule 17a-13 or in complying with the requirements for prompt payment for securities under Section 8 of Regulation T of the Board of Governors of the Federal Reserve System because the Company did not carry security accounts for customers or perform custodial functions relating to customer securities.

The management of the Company is responsible for establishing and maintaining a system of internal accounting control and the practices and procedures referred to in the preceding paragraph. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of control procedures and of the practices and procedures referred to in the preceding paragraph and to assess whether those practices and procedures can be expected to achieve the Commissions above-mentioned objectives. The objectives of a system of internal accounting control and the practices and procedures are to provide management with reasonable, but not absolute, assurance that assets for which the Company has responsibility are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with managements authorization and recorded properly to permit the preparation of financial statements in accordance with generally accepted accounting principles. Rule 17a-5(g) lists additional objectives of the practices and procedures listed in the preceding paragraph.

Because of inherent limitations in any internal accounting control procedures or the practices and procedures referred to above, errors or irregularities may nevertheless occur and not be detected. Also, projection of any evaluation of control procedures to future periods is subject to the risk that they may become inadequate because of changes in conditions or that the degree of compliance with them may deteriorate.


BOARD OF DIRECTORS
Page Two
February 6, 1998


Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. We noted the following matter involving the control environment and its operation that we consider to be a material weakness as defined above. This condition was considered in determining the nature, timing and extent of the procedures to be performed in our audits of the financial statements of Executive Wealth Management Services, Inc. for the years ended December 31, 1997 and 1996, and this report does not affect our report thereon dated February 6, 1998.

Segregation of Duties

Because of a limited number of personnel, it is not always possible to adequately segregate certain incompatible duties so that no one employee has access to both physical assets and the related accounting records, or to all phases of a transaction. Consequently, the possibility exists that unintentional or intentional errors or irregularities could exist and not be promptly detected.

Our audit did not reveal any significant errors or irregularities resulting from this lack of segregation of employee duties and responsibilities.

We understand that practices and procedures that accomplish the objectives referred to in the second paragraph of this report are considered by the Commission to be adequate for its purpose in accordance with the Securities Exchange Act of 1934 and related regulations, and that practices and procedures that do not accomplish such objectives in all material respects indicate a material inadequacy for such purposes. Based on this understanding and on our study, we believe that the Companys practices and procedures were adequate at December 31, 1997 and 1996, to meet the Commissions objectives.

This report is intended solely for the use of management of Executive Wealth Management Services, Inc. and the Securities and Exchange Commission and other regulatory agencies which rely on Rule 17a-5(g) under the Securities Exchange Act of 1934 and should not be used for any other purpose.




                  Certified Public Accountants